UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2007 (July 2, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Citizens Against Casino Gambling v. Kempthorne (1:06-cv-00001-WMS (WDNY)) (formerly Citizens Against Casino Gambling v. Norton)

Consistent with information previously disclosed by Seneca Gaming Corporation, or SGC, on January 12, 2007, the District Court granted the defendant’s motion to dismiss for lack of subject matter jurisdiction, holding that, notwithstanding the U.S. Department of Interior’s prior determination that the Seneca Nation’s Buffalo Creek Territory in Erie County, New York, constitutes “Indian Lands” within the meaning of the Indian Gaming Regulatory Act, the National Indian Gaming Commission, or NIGC, must make its own determination of whether the Nation’s Buffalo Creek Territory constitutes  “Indian Lands” upon which Class III casino gaming may be conducted.  The District Court further ordered that the Nation’s 2002 gaming ordinance (which had been approved by the NIGC) be vacated insofar as it permits Class III gaming on the Nation’s Buffalo Creek Territory (the Court specifically limited its holding to the Nation’s Buffalo Creek Territory).  On April 20, 2007, the Court denied the U.S. Department of Justice’s motion for reconsideration, holding that the defendants had not established any clear error in the Court’s earlier analysis or conclusion.

On June 14, 2007, Plaintiffs appealed the January 12, 2007 decision and order of the District Court (as amended by the April 20, 2007 decision and order) to the Second Circuit Court of Appeals.

On July 2, 2007, the Seneca Nation received correspondence from the NIGC approving the Nation’s Class III Gaming Ordinance for its Buffalo Creek Territory and concluding that such lands are eligible for Indian gaming.  On the basis of the NIGC’s positive “Indian Lands” determination, on July 3, 2007, the Seneca Erie Gaming Corporation, or SEGC,  commenced Class III gaming on the Nation’s Buffalo Creek Territory in fulfillment of the requirement set forth in Nation’s Compact with the State of New York, which provides that the Nation’s exclusive right, under the Compact, to establish and operate a third Class III gaming facility in Western New York may terminate if the Nation or SEGC fails to commence Class III gaming operations in Erie County, New York, by December 9, 2007.

Consistent with information previously disclosed by SGC, the Nation is not a party to this action, and as such, neither it nor SGC has the ability to direct or control any aspect of this litigation, including ongoing appeals from the Court’s January 12, 2007 and April 20, 2007 decisions.  SGC intends to continue with plans for, and construction of, a permanent Seneca Buffalo Creek Casino, but such plans and construction may be delayed and SGC may be unable to continue to conduct Class III gaming on the Seneca Buffalo Creek Territory based upon the status and outcome of the above appeal, and any subsequent appeals.

SGC issued a press release on July 3, 2007 regarding the NIGC’s decision and the opening of the temporary Seneca Buffalo Creek Casino.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: July 5, 2007	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

*99.1	Press release

*              Filed herewith